SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant X

         Filed by a Party other than the Registrant |_|

         Check the appropriate box:


|_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only
                                        (as permitted by Rule 14a-6(e)(2)
X  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to _240.14a-11(c) or _240.14a-12
                              GREENLAND CORPORATION
                (Name of Registrant as specified in its charter)

                         Commission File Number: 017833


                (Name of Registrant as specified in its charter)

                         Commission File Number: 017833


                   (Name of Person(s) Filing Proxy Statement)
                             GREENLAND CORPORATION

               Payment of Filing Fee (Check the appropriate box):

X No fee required.
|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11. (Set forth the amount on which the filing is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:



|_|  Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                   GREENLAND
                                  CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

To the Shareholders of Greenland Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders of Greenland Corporation (the "Company") will be held at the Company's offices at 7084 Miramar Road, 4th Floor, San Diego, California 92121, on Friday, June 12, 1998 at 10:00 AM, for the following purposes:

     To elect directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The present Board of Directors of the Company has nominated and recommends FOR election the following four persons:

     Eric W. Gaer
     Michael H. DeDomenico
     Richard H. Green
     Guy R. Nelson

     To elect the Company's independent auditors for the ensuing year. The Board of Directors has nominated Smith & Company and recommends FOR their election.

     To authorized the Company to effect a 1 for 10 reverse stock split of the Company's Common Stock. The Board of Directors recommends a vote FOR the reverse stock split.

     To amend the Company's Bylaws related to the date of Annual Meetings.

     To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 21, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of Greenland Corporation.

         Accompanying this Notice is a Proxy. Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

         A copy of the Company's Form 10-KSB for the Fiscal Year ended December 31, 1997, filed with the Securities and Exchange Commission, is available to shareholders upon request.

     All shareholders are cordially invited to attend the meeting.




By order of the board of directors


Michael H. DeDomenico
Secretary

May 18, 1998
San Diego, California

                                    GREENLAND
                                   CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

San Diego, California
May 18, 1998

     The Board of Directors of Greenland Corporation, a Nevada corporation (the "Company" or "Greenland") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders of the Company to be held on June 12, 1998 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement was first sent to shareholders on or about May 22, 1998.
     Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the four nominees for directors named below, FOR the election of Smith & Company as the Company's independent auditors for the ensuing year, FOR the authorization of a reverse split of the Company's common stock, and FOR the ratification of all acts by officers and directors of the Company in the previous year. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the shareholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.
     A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.
     The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, or telegraph, by officers, directors, and other employees of the Company.
     The Company's mailing address is 7084 Miramar Road, 4th Floor, San Diego, California 92121, which is the address of the Company's offices.

                                     VOTING
     Shareholders of record at the close of business on May 21, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
     As of May 7, 1998 41,872,787 shares of common stock, par value $.001, of the Company ("Common Stock") were outstanding (excluding warrants to purchase 1,728,000 shares and shares reserved for convertible securities and/or option plans of 6,000,000 shares), representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.
     Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote FOR or AGAINST any matter and thus will be disregarded in the calculation of "votes cast". Any unmarked Proxies, including those submitted by brokers or nominees, will be voted FOR the nominees of the Board of Directors, as indicated in the accompanying Proxy card.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 7, 1998, by (i) each of the Company's named executive officers and directors, and (ii) the Company's named executive officers and directors as a group.
     No shareholder is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. These individuals have sole investment and voting power with respect to such shares. Their business address is the same as that of the Company.
     For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is the same as that of the Company.

                                        Number of Shares         Percent
Officers and Directors                 Beneficially Owned   Beneficially Owned

Eric W. Gaer1
     President, CEO, Director .............1,446,619              3.45%

Michael H. DeDomenico2
     Secretary, Director ....................540,396              1.29%

Guy R. Nelson3
     Director.................................50,000              0.01%

Richard H. Green
     Director................................200,000              0.05%

Officer and Directors as a group
     (4 persons) ..........................2,237,015              5.34%

-------------------------------------------------------------------------------
          1 Excluding warrants now exercisable to purchase 500,000 shares of Greenland common stock. 2 Excluding warrants now exercisable to purchase 500,000 shares of Greenland common stock. 3 Excluding warrants now exercisable to purchase 28,000 shares of Greenland common stock.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated and recommends FOR election as directors the four persons named below, all of whom are currently serving as directors of the Company. The enclosed Proxy will be voted FOR the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
     Each shareholder may cast one vote for each share held by him multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares represented and voting will elect all of the directors. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.
     The Proxy may not be voted for more than four persons.

                         INFORMATION REGARDING NOMINEES

     The information set forth below as to each nominee for Director has been furnished to the Company by the respective nominees.
     Eric W. Gaer, 49, is President, Chief Executive Officer, and a Director of Greenland. He has been a Director since 1995. He has broad experience in the general development and promotion of high-technology products and services. Mr. Gaer has more than 25 years of professional experience in high-technology management and marketing. He has served in executive capacities for high-technology firms such as Merisel, Inc., Venture Software, Daybreak Technologies, Inc., and Personal Computer Products, Inc. Prior to joining Greenland, Mr. Gaer was President and Chief Executive Officer of Integrated Communications Access Network, Inc. and President and Chief Executive Officer of Ariel Systems, Inc.. He earned his Bachelor's degree in Mass Communications from California State University at Northridge.
     Michael DeDomenico, 53, is a Director of Greenland Corporation and was President of its GAM subsidiary prior to its sale to Golden Age Homes, Inc. He is currently a consultant to Golden Age. Mr. deDomenico has served as a director since 1994. He has been in the real estate business as a developer since 1977. He received his Bachelor's degree from Cal Western University and his Master of Arts degree from Northern Arizona University.
     Guy R. Nelson, 53, is a Director of Greenland Corporation. In 1996, he retired from the Western Area Power Administration, a federal agency, where he had been Energy Services Manager since 1985. He has been involved in engineering and technical aspects of conservation, planning, design, and implementation of resource options, both demand- side and supply-side. Prior to his tenure at Western Area Power, Nelson served as Director of the Environmental Protection Agency's (EPA) Industrial Technology Transfer Division. A chemical engineer by trade, Nelson is an active participant in utility trade associations, including the California Municipal Utility Association and the Association of Energy Engineers. He is a board member of the American Council for an Energy Efficient Economy and the Utility Forum. He joined the Greenland Board of Directors in April 1996.
     Dr. Richard H. Green, 57, is President of International Power & Environmental Company, a San Diego-based company with offices in Los Angeles and Baja California. It is a diversified company organized to develop new business opportunities throughout the world, particularly in the utility, environmental, and technology sectors. Dr. Green is a past

Deputy  Secretary for  Technology  at the  California  Environmental  Protection
Agency (1993-95). He has held numerous positions at the Jet Propulsion Laboratory (JPL), including projects for NASA such as the Apollo 12 Mission and Moon landing. He was also a senior engineer for the Boeing Company and served at a member of the Apollo 604 accident investigation team. He also serves as a member of the Educational Advisory Council of Southern California Edison Company and as a member of the Governing Board of Pasadena City College. He has also held posts at UCSD Connect, the University of California at Berkeley, the 1984 Los Angeles Olympic Games, the International Cogeneration Society, and the Intersociety Conference on Environmental Systems. He is a recognized expert in environmental and energy issues.
He earned his masters and doctoral degrees from Washington State University.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

                             EXECUTIVE COMPENSATION

     The following table shows the amount of all compensation earned for services in all capacities to the Company for the last two fiscal years for the executive officers at December 31, 1997.


Name and Position                            Year      Salary        Other         Total
Eric Gaer, Chairman of the Board,          1997      $76,000      $ 20.050      $ 96,050
President, and Chief Executive Officer     1996           -       $ 46,960      $ 46,960
Michael deDomenico,                        1997      $60,750           -        $ 60,750
Secretary and Director                     1996           -       $ 43,750      $ 43,750
-----------------------------------------  --------- -----------  ------------  ------------

     Notwithstanding the above, Eric W. Gaer has an employment contract with the Company, renewable annually, which calls for the payment of cash compensation of $98,800 per year. Recently, each of the officers and directors noted above have been deferring contracted compensation in order to ease the burden on the Company's cash position.

                                   PROPOSAL 2
                        ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Smith & Company to serve as the Company's independent accountants for the 1998 fiscal year. Smith & Company has served as the Company's independent accountants since 1994.

                                   PROPOSAL 3
                      AUTHORIZATION OF REVERSE STOCK SPLIT

     The proposal is to authorize the Company to effect a 1 for 10 reverse stock split of the Company's Common Stock. It would provide that upon the authorization of the action, that each ten (10) issued and outstanding shares of Common Stock will be automatically converted into one (1) new share of Common Stock, par value $0.001 (the "New Common Stock"). The number of authorized shares and the par value designation of the Common Stock will be unaffected by this proposal. The rights and privileges of the holders of Common Stock will be substantially unaffected by this proposal, and each Stockholder's percentage ownership interest in the Company, proportional voting power and other rights will remain unchanged by this proposal.
     The Company presently is authorized under the Articles of Incorporation to issue 100,000,000 shares of Common Stock, and, as of May 7, 1998, 41,872,787 shares of Common Stock were issued and outstanding. The Reverse Split would reduce the number of issued and outstanding shares of New Common Stock to approximately 4,187,279. The shares of Common Stock currently issued and outstanding, together with shares reserved for issuance pursuant to options, warrants and/or convertible securities, represent approximately 49.4% of the Company's authorized Common stock. The Reverse Split will not affect the Company's retained deficit, and Stockholders' equity will remain substantially unchanged.
     The Company's Common Stock is presently being traded on the NASD Electronic Bulletin Board.
     REASONS FOR THE REVERSE SPLIT. The Board of Directors believes that the Reverse Split is advisable and in the best interests of the Company and its Stockholders primarily for the reasons set forth herein. The current estimated fair market value of the Common Stock before giving effect to the Reverse Split is $0.20 per share. The Reverse Split is intended to establish the market price of the New Common Stock in a more traditional range for companies of equivalent size. The Board of Directors believe that a higher per share market price would make the New Common Stock more attractive to a broader range of investors and may encourage greater interest in the New Common Stock by securities analysts. Furthermore, the Board believes that a reverse split will enable the Company to more effectively participate in raising equity capital and in building the asset base of the Company.

     THERE CAN BE NO ASSURANCE THAT THE ESTIMATED MARKET VALUE OF THE NEW COMMON STOCK AFTER THE REVERSE SPLIT WILL BE TEN TIMES THE MARKET VALUE BEFORE THE REVERSE SPLIT OR THAT ANY OF THE INTENDED CONSEQUENCES OF THE ACTION DESCRIBED ABOVE WILL MATERIALIZE.
     IMPACT ON WARRANTS, CONVERTIBLE SECURITIES AND/OR STOCK OPTION PLANS. As of the Record Date, the Company had a total of 6,000,000 shares of Common Stock reserved for issuance under various warrant agreements, convertible securities agreements, and stock purchase and stock option plans. If the Proposal is adopted, the number of shares and the exercise and/or conversion price will be adjusted appropriately pursuant to the terms of such agreements and plans.
     FRACTIONAL SHARES. No fractional shares will be issued by the Company. The Company will therefore, round up to the nearest share any Shareholders who would otherwise have been issued fractional shares of the Company's Common Stock as the result of the reverse stock split, if applicable.
     EXCHANGE OF CERTIFICATES. If the Proposal is adopted and approved, the Company will cause each 10 shares of Common Stock to be converted into 1 share of New Common Stock to take place as soon after the approval as is practicable. If the Proposal is adopted, Stockholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock and for payment in respect of fractional shares. Stockholders of record on the effective date of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.
     OTHER. The Reverse Split could result in some Stockholders owning "odd lots" of fewer than 100 shares of New Common Stock. The costs, including brokerage commissions, of transactions in odd lots, are generally higher than the cost of transactions in "round lots" of even multiples of 100 shares.
     The Company believes that no Stockholder's interest will be completely eliminated by virtue of the Reverse Split. Except as discussed under the Proposal, no officer, director, associate or affiliate of the Company would derive any material benefit from the Reverse Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors has adopted and approved the Proposal, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

                                   PROPOSAL 4
                              AMENDMENT OF BY LAWS

     The Board of Directors, pursuant to a special` meeting, adopted a Resolution whereby Section 1 of Article II to the Company's Bylaws was amended to eliminate the requirement that the annual meeting of the shareholders be held on the 20th day of July of each year. The Resolution provides that Section 1 of
Article II be amended to read as follows: "The annual meeting of shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held at such time, such day and such month as shall be fixed by the Board of Directors, for the purpose of electing directors, and for transacting such other business as may properly come before the meeting." The Company believes that this amendment will provide greater flexibility in scheduling and conducting the annual meeting and will be in the best interest of the Company and the shareholders.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has adopted and approved the Proposal, subject to the requisite approval of the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

                                  OTHER MATTERS

     The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting however, the persons names in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1998 Annual Meeting (the meeting to be held following the end of fiscal year 1997) must be received on or before June 5, 1998 by the Company at its office address set forth on the first page of this proxy statement, and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in Greenland Corporation's proxy statement and form of proxy relating to that meeting.

                   SELECTED HISTORICAL COMBINED FINANCIAL DATA


                                                 1997                  1996
                                               Audited               Audited
                                          ----------------      -------------
Gross revenues                            $         26,381      $     105,015
Operating earnings (loss)                       (1,888,768)          (607,047)
Other income (loss)                                225,728           (279,115)
Net earnings (loss)                             (1,663,040)          (886,162)
Loss per common share                                (0.08)             (0.13)
                                          ----------------      -------------
Shares outstanding (weighted average)           20,270,173          6,637,617

At Year End

Current assets                                     153,114            144,825
Properties, net of depreciation                          -          5,054,875
Other assets                                     4,256,204          2,854,616
                                          ----------------      -------------
Total assets                                     4,409,318          8,054,316
                                          ================      =============

Current liabilities                                213,010            665,326
Long-term debt*                                    600,000          3,621,992
                                          ----------------      -------------
Total liabilities                                  813,010          4,287,318
                                          ----------------      -------------

Common stock, $.001 par value                       27,097             15,214
Paid-in capital                                  7,131,369          5,595,049
Retained deficit                                (3,562,158)        (1,843,265)
                                          ----------------      -------------
Shareholders' equity                             3,596,308          3,766,998
                                          ----------------      -------------

Common shares outstanding at 12/31              27,032,787          8,054,316
                                          ================      =============

          *Subsequent to December 31, 1997, the Company converted all of its 10% Convertible Debentures, which retired all long-term debt.

     The Company's Form 10-KSB for the fiscal year ended December 31, 1997 was filed with the Securities and Exchange Commission in May 14, 1997. Additional information is available to beneficial owners of Common Stock of the Company on the record date for the Annual Meeting of Shareholders.

     A copy of the Company's Form 10-KSB will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date.
Requests should be directed to the Director of Shareholder relations.

          ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN THE
                  ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Michael H. DeDomenico
Secretary